UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Arcus Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38419	47-3898435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3928 Point Eden Way
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 694-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2023, Arcus Biosciences, Inc. (“Arcus”) entered into an amendment (“Amendment No. 2”) to its Option, License and Collaboration Agreement with Gilead Sciences, Inc. (“Gilead”) dated May 27, 2020. Pursuant to Amendment No. 2, Arcus will receive an upfront payment of $35 million and will initiate research programs against up to four targets jointly selected by the parties that are applicable to inflammatory diseases. Gilead may exercise an option to license each program at two separate, prespecified time points. If Gilead exercises its option at the earlier time point for the first two target programs, Arcus would be eligible to receive up to $420 million in option and milestone payments and tiered royalties for each optioned program. For any other option exercise by Gilead for the four target programs, the parties would have rights to co-develop and share global development costs and to co-commercialize and share profits in the United States for optioned programs.

The foregoing is only a brief description of Amendment No. 2 and does not purport to be a complete description of its terms and is qualified in its entirety by reference to the amendment, which will be filed as an exhibit to Arcus’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date:	May 15, 2023	By:	/s/ Terry Rosen, Ph.D.
Terry Rosen, Ph.D. Chief Executive Officer (Principal Executive Officer)